EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the "Registration Statement") of MFS Government Securities Fund (the "Trust"), of my opinion dated June 23, 1998, appearing in Post-Effective Amendment No. 22 to the Trust's Registration Statement filed with the Securities and Exchange Commission on June 25, 1998.

                                        JAMES R. BORDEWICK, JR.
                                        James R. Bordewick, Jr.
                                        Assistant Secretary

Boston, Massachusetts
April 26, 1999